Exhibit 10.2

COMPASS MINERALS (CMP)
MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN (MAIP)

(Fiscal Year 2015)

OVERVIEW

This is a discretionary incentive compensation plan adopted and established by the CMP Board of Directors pursuant to the Compass Minerals International, Inc. 2005 Incentive Award Plan.  This plan is designed and authorized for execution on an annual basis.  The policies, objectives, purposes and guidelines of this plan are defined by the Compensation Committee, as designated by the Board.  All awards and bonus payments described herein are entirely discretionary and at the sole discretion of the Compensation Committee may be evaluated, modified or revoked at any time.

All awards and bonus payments are based upon specific performance related criterion and as such, are not considered standard payment for services and are not guaranteed.

OBJECTIVES AND PURPOSE

The objective of the Management Annual Incentive Plan (MAIP) is to establish a clear linkage between annual business results and alignment of compensation for executives and key management contributors.

The purpose of this discretionary incentive plan is to:
•	Reward employees for achieving and exceeding individual and CMP objectives.
•	Promote teamwork across Business Units and Functions.
•	Reinforce and motivate participants to fully utilize CMP resources and continual efforts to maximize earnings, cash flow and growth.
•	Establish Safety results as a common, primary multiplier for all MAIP awards.

ELIGIBILITY

Employee participation and award level are based on recommendations of the CEO and the Senior Management Team.  The CEO, in keeping with established policies, determines and recommends the individual awards for the executive and key management group.  These participants are approved by the Compensation Committee.  A participant may be removed from the Plan at any time at the discretion of the Company.

AWARD CRITERIA

•
MAIP awards are dependent upon accomplishment of CMP Corporate and Business Unit goals and objectives.  Payments will be based on performance targets established for an incentive period beginning January 1 through December 31 of a particular year.

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•
The CEO and Senior Vice President Corporate Services will develop recommendations for the Compensation Committee for the Target Percentage assigned to executive and key participants in the MAIP Plan.  Each participant's overall incentive award is capped and shall not exceed 200% of base salary.

•	Participants in the MAIP are assigned an overall Target Percentage; this is a percent of base salary and the corresponding dollar amount is the participant’s Target Award.

o	Example: A participant with a base salary of $50,000 and Target Percentage of 10% would have a Target Award of $5,000 (= 100% of Target).

•	Participant’s base salary reported as of December 31 of the performance year, excluding bonuses, special pay and other forms of compensation, will be used to calculate MAIP Awards.

•	Overall MAIP payments made under this plan are reviewed in aggregate and require approval of the Compensation Committee.

In the event of an accounting restatement which reduces the corporate or divisional financials on which this incentive award was based, the Company may, at its sole discretion, require repayment from participants of all or any portion of any incentive awards which were incorrectly stated or reduce any compensation or other payments the participant would otherwise receive from the Company by the amount of such repayment obligation.  All participants who receive an MAIP incentive award shall be required to repay the amount specified upon written notification.

PLAN DESIGN

Specific MAIP targets are established each year for each participant based on goals relating to overall Company performance, business-unit performance, environmental, health and safety and personal performance. Goals are specified as follows:

•	Corporate Adjusted EBITDA
•	Business-unit Adjusted EBITDA (Adjusted EBITDA is Operating Income plus depreciation and amortization each as applicable to the Business-unit and on a combined basis.)
•	Cost Per Ton (Cost to produce finished goods divided by finished goods production per ton)
•	Personal Performance Objectives
•	Environmental, Health and Safety (“EHS”) Performance (Incidence rates)

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The weighting of these components is based on the responsibilities of the participant. Targets for participants responsible for a business-unit differ from those for participants with overall “corporate” responsibility (e.g., Finance ), as shown below:

SVP
Division (Salt, Plant Nutrition)			Operations			Corporate Enabling
Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting
Corporate	Corporate EBITDA	50%	Corporate	Corporate EBITDA	50%	Corporate	Corporate EBITDA	80%
Division	Division EBITDA	30%	Operations	Cost Per Ton	22.5%	Personal	Personal Objectives	20%
Personal	Personal Objectives	20%	Operations	Wtg Avg NAS and Spec. Fert. EBITDA	7.5%
			Personal	Personal Objectives	20%

VP
Division (Salt, Plant Nutrition)			Operations			Corporate Enabling
Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting
Corporate	Corporate EBITDA	40%	Corporate	Corporate EBITDA	40%	Corporate	Corporate EBITDA	70%
Division	Division EBITDA	30%	Operations	Cost Per Ton	22.5%	Personal	Personal Objectives	30%
Personal	Personal Objectives	30%	Operations	Wtg Avg NAS and Spec. Fert. EBITDA	7.5%
			Personal	Personal Objectives	30%

Directors/Managers
Division (Salt, Plant Nutrition)			Operations			Corporate Enabling
Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting	Team Alignment	Plan Metric	Weighting
Corporate	Corporate EBITDA	30%	Corporate	Corporate EBITDA	30%	Corporate	Corporate EBITDA	70%
Division	Division EBITDA	40%	Operations	Cost Per Ton	30%	Personal	Personal Objectives	30%
Personal	Personal Objectives	30%	Operations	Wtg Avg NAS and Spec. Fert. EBITDA	10%
			Personal	Personal Objectives	30%

Safety Multiplier +/- 10% Applies to All Plans

Award levels with respect to EBITDA and Cost Per Ton are based on performance as follows:

PERCENT OF GOAL ACHIEVED	PERCENT OF AIP TARGET PAID
< 75%	0%
75%	25%
100%	100%
≥ 150%	200% (maximum)

Participants are evaluated on individual personal performance objectives, and the maximum potential award for the personal performance portion of the potential award equals 200% of the personal performance target.  Overall payments for AIP awards may range from 0% to 200% of the AIP award target.

Finally, an EHS multiplier will be applied to the combined AIP award for all components calculated above as follows:

EHS RATING ACHIEVED	MULTIPLER APPLIED
125% of goal	0.9
100% of goal	1.0
75% of goal	1.1

This EHS multiplier is also applied on a sliding scale in the ranges shown above.

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ALLOCATION OF PAYMENTS

➢
AIP bonus payments are made in the year following the year with respect to which the bonus relates.  The actual payment will be made as soon as practical after annual financial statements are available and upon final approval of the Compensation Committee.

➢
To be eligible to receive an AIP bonus payment, a participant must have been actively employed at the time of any approved pay-out or, if earlier, February 28 of the year following the year with respect to which the payment relates.

➢
Any participant who terminates employment, voluntarily or involuntarily, prior to the approved pay-out date (or February 28, if earlier) will not receive an AIP bonus payment, except as stipulated below:

o
In the event of normal retirement, disability or death prior to the end of an incentive period, an otherwise eligible participant may receive a pro-rated AIP payment amount, provided an AIP award was approved for the applicable incentive period.

o
In the event of a change in ownership or control resulting in termination of employment prior to end of the incentive period, an otherwise eligible participant may receive a pro-rated AIP payment amount, provided an AIP award was approved for the applicable incentive period. Any prior arrangements will supersede this provision.

➢
An employee hired into a position approved for participation after the beginning of an incentive period may be considered for a pro-rated participation in this plan, unless the employee starts on or after October 1 of the plan year or other arrangements are approved as part of the offer letter and approved by the Director Total Rewards.

➢
AIP bonus payments are paid-out on a one-time basis as a lump-sum, in cash, as such are considered compensation and reportable income for all tax reporting purposes. In certain circumstance such payment made be made in methods other than cash.

➢	AIP bonus payments are included in total annual earnings and must be counted for the purpose of calculating 401k contributions, profit sharing contributions and other applicable deductions.

➢	A participant on a Performance Improvement Plan for job performance is not eligible to receive an AIP bonus payment.

➢	All Support Enabling functions will be paid on the Corporate Enabling plan. A support enabling function is one that reports into an SVP Corporate Services or the CFO.

➢	A participant must have a score of Solid (“3”) or better on their annual Performance review to be eligible for an MAIP payout.

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This document supersedes all other documents that may establish or describe any criteria for participation in this plan or any other Compass Minerals compensation plan.  This plan can be modified or terminated at any time by the President and CEO of the Company.  This document does not provide nor is it intended to infer any instance of guarantee regarding participation or bonus pay-out.  Furthermore, this document does not establish any contract of employment between the Company and any employee, nor does it establish any guarantee of employment for any specific period of time.

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